Exhibit 99.1

Bain Capital Life Sciences Investors, LLC

By: /s/ Andrew Hack

Title: Partner

Bain Capital Life Sciences IV General Partner, LLC

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Andrew Hack

Title: Partner

Bain Capital Life Sciences Fund IV, L.P.

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Andrew Hack

Title: Partner

Bain Capital Life Sciences Opportunities IV GP, LLC

By: Bain Capital Life Sciences Fund IV, L.P., its sole member

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Andrew Hack

Title: Partner

Bain Capital Life Sciences Opportunities IV, L.P.

By: Bain Capital Life Sciences Opportunities IV GP, LLC, its general partner

By: Bain Capital Life Sciences Fund IV, L.P., its sole member

By: Bain Capital Life Sciences IV General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By: /s/ Andrew Hack

Title: Partner